EXHIBIT 10.1

            Confidential portions omitted and filed separately with the Commission. Deleted text (represented by "XXX") indicate such ommissions.

                             DISTRIBUTION AGREEMENT

     This Agreement is made as of the 1st day of April, 1996 (the "Effective Date") by and between Veritas and existing under the laws of Tennessee, having its principal place of business at 209 10th Avenue South, Suite 500, Nashville, Tennessee ("Label"), and Distribution North America, a Delaware partnership having a place of business at One Camp Street, Cambridge, Massachusetts ("Distributor").

     WHEREAS, Label is engaged in the business of manufacturing and marketing phonorecords; and

     WHEREAS, Distributor is engaged in the business of distributing goods manufactured by others in the Territory (as hereinafter defined), including products similar or related to the Products (as hereinafter defined); and

     WHEREAS,   Label  desires  to  license  Distributor  to  act  as  exclusive distributor of the Products in the Territory, and Distributor is willing to accept such appointment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Label and Distributor do hereby agree as follows:

     1. DEFINITIONS

     1.1 Products. As used herein, the term "Products" means all phonorecords in any medium now known or as may be hereafter developed intended primarily for home use, school use, juke box use, or use in means of transportation and derived from sound recordings which are owned or controlled, in whole or in part, directly or indirectly by Label and/or released at any time during the Term (as defined herein) in the Territory on the Imprint label and/or any affiliate or related entity owned or controlled (directly or indirectly through one or more intermediaries) by or among or controlling Label (excluding any record label acquired and/or controlled by Label subsequent to the Effective Date with a pre-existing third party distribution agreement for the term of such distribution agreement).

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     1.2 Territory. As used herein, the term "Territory" means the United States of America, its territories, and possessions.

     2. EXCLUSIVE DISTRIBUTORSHIP

     Grant of Distributorship. Label hereby grants to Distributor the sole and exclusive right to distribute and sell the Products during the Term to retail stores, record dealers, rack jobbers, one stops, so-called "on-line" retail stores, and catalogs within the Territory all in accordance with the terms and conditions set forth herein. Label reserves the right to sell the Products through record clubs and/or its mail order operation. Label agrees to provide Distributor with at least XXXXXXXXXXXXXXXXXXXXXXXXXXXXX written notice prior to changing or discontinuing any or all of the Products during the Term.

     3. ORDERS AND PERFORMANCE

     Orders and Shipment. Distributor shall place orders for the Products with Label on Distributor's standard purchase order form setting forth the quantity of the Products ordered (as mutually determined by Label and Distributor), the specifications therefor, the method and manner of delivery and the desired delivery date.

     The Products sold to Distributor by Label shall be shipped F.O.B. from Label's plant to the destination in the Territory designated by Distributor.

     Label shall pay all freight, insurance, duty, and customs, and any other charges associated with shipment of the Products to Distributor's designated warehouse facilities.

     Label will ship the Products to Distributor in final wrapped packaged containers with all necessary bar coding and in such manner as Distributor reasonably determines is appropriate consistent with industry standards.

     4. PRICES, PAYMENT TERMS, RETURNS AND SECURITY INTEREST

     4.1 Prices. Attached hereto as Exhibit A is Label's price schedule for the Products (which the parties hereto agree to review in good faith ten (10) months after the Effective Date). All prices are inclusive of all governmental excise, sales, use, occupational or similar taxes. Said prices shall be subject to change by mutual agreement of the parties from time to time, provided, however, that no such price change shall affect purchase orders received by Label prior to such price change. The prices at which the Products are resold in the Territory shall be at the sole discretion of Distributor.


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     4.2 Terms of  Payment.  Distributor  shall pay to Label by check an amount, net of returns and reserves against returns, offsets, overpayments, or debits, equal to invoices payment to Label for Products which are delivered for sales to Distributor within sixty (60) days from the end of the bimonthly period within which the sale of the Product by Distributor is completed. Label will not be charged for returns solely resulting from Distributor error.

     4.3 Consignment Sale. Label shall retain title to the Products until sold by Distributor to its customers. Distributor assumes the risk of loss of Products in its possession (until the sale of such Products) in excess of XXXXXXXXXXXXXXXXXXX of the average number of units of Label's Product in Distributor's possession during Distributor's fiscal year, and will reimburse Label for any such loss at Label's actually incurred manufacturing cost price. Title to consigned Products shall be and remain in the Label until sold. Label retains and is hereby granted a security interest in the excess of the value of the consigned Products over any amounts Label owes Distributor (until the consigned Products are sold or returned to Label). At Label's request, Distributor will assist Label with the execution of appropriate documents for filings (in each jurisdiction in which Distributor maintains warehousing facilities or otherwise stores the consigned Products) under the Uniform Commercial Code to protect this interest.

     4.4 Returns. Notwithstanding anything contained herein to the contrary, all sales of Product by Label to Distributor shall be returnable at an amount equal to the purchase price paid by Distributor, and Distributor shall have the absolute right to return Product to Label, whether as the result of excess orders or excess returns, either during the Term or within one hundred fifty
(150)  days  following  the   termination  or  expiration  of  this   Agreement.
Distributor shall process customer returns in accordance with its standard policies. In the event Label requests that Product be scrapped by Distributor, then all costs of such scrapping shall be chargeable to Label.

     5. MARKETING AND ADVERTISING

     5.1 Distributor's Undertaking.

     (a) Distributor shall use best reasonable efforts to distribute Products in the Territory in the ordinary course of business by soliciting and fulfilling orders for such Product on behalf of Label together with invoicing and collecting payment from customers. The method, manner and extent of distribution of Products hereunder and the collection of payment therefor shall be within the sole discretion of Distributor (consistent with its standard policies).

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     (b) Distributor  shall use best  reasonable  efforts to promote the sale of the Products in the Territory. Unless the Distributor and Label mutually agree to incur expenses with respect to so-called "co-op advertising" (which expenses incurred by Distributor will be charged back to Label), Label shall be solely responsible for advertising the Products throughout the Territory in the appropriate trade advertising media and in a manner insuring proper and adequate publicity for the Products. The method, manner and extent of release and advertising of the Products hereunder shall be mutually determined by the parties hereto.

     (c) Distributor shall maintain a sales staff in such number and in such location(s) as Distributor reasonably deems appropriate.

     5.2 Right to Appoint Sub-Dealers. Distributor shall have the right, at its own discretion, to appoint Valley Record Distributors, of Woodland, California, as a sub-dealer or other sub-dealers to market the Products in the Territory in accordance with the grant of the distributorship pursuant to Section 2.

     5.3 Label's Undertaking. (a) Label agrees that it shall be solely responsible for and shall pay all costs of production and manufacture of the Product hereunder, including without limitation: the costs and expenses of producing, recording and manufacturing such Product; the costs and expenses of artwork preparation and reproduction; costs of preparing and/or compiling packaging, inserts and containers; costs and expenses of advertising, marketing and promoting Product; the payment of any and all royalties (including mechanical copyright royalties), fees, or other sums to artists, producers, record labels, songwriters, publishers, musicians, unions and guilds (including Special Payments, Transfer Funds, and reuse fees), studios and engineers; all personal property taxes levied on any amounts hereunder or on the sale of Products; and any other costs, expenses or fees arising out of, connected with or incidental to the production, recording, manufacture and sale of Product which Distributor is not otherwise responsible for as specifically provided in this Agreement.

     (b) Label agrees to provide Distributor, at no cost to Distributor, such sales materials (e.g., posters, flyers, point-of-purchase materials), if any, with respect to Products as Label generally makes available to its distributors, and Distributor may reproduce such sales materials as reasonably required, provided that Label shall reimburse Distributor for any costs incurred on Label's behalf in reproducing and distributing such sales materials; and provided further that Distributor will

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not materially  alter any materials so provided by Label without Label's prior consent,  which will not be unreasonably withheld.

     6. CONFIDENTIALITY OF INFORMATION AND MATERIALS

     Confidentiality. Each of the parties hereto shall hold in strict confidence and shall not disclose to any third party or use, either before or after the termination or expiration of this Agreement, any of the terms and conditions of this Agreement relating to payment provisions, or any confidential information marked as such which is conveyed, in writing, to or by Label or Distributor. The foregoing shall not apply to information currently in the possession of any party before the time of disclosure, or which was common or public knowledge, or was necessary or reasonably required in connection with Distributor's distribution activities in the Territory.

     7. WARRANTIES AND REPRESENTATIONS

     Label's Warranty.

     Label warrants and represents that:

     (a) It has and, during the term of this Agreement, shall have, good, clear and marketable title to the Products being sold to the Distributor under this Agreement, free and clear of any and all liens and encumbrances which may otherwise affect Label's title.

     (b) (i) It is duly organized and existing and in good standing under the laws of the State of Tennessee; (ii) it is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code and any regulations promulgated thereunder; and (iii) the execution, delivery and performance of this Agreement are within Label's corporate powers, have been duly authorized by all necessary and appropriate corporate and shareholder actions or approval, if applicable, and are not in contravention of law or the terms of Label's Articles of Incorporation, By-Laws, or any amendments thereto, or any agreement, undertaking or obligation to which Label is a party.

     (c) The exercise of Distributor's rights hereunder shall not obligate Distributor to make any payments other than as specifically set forth herein or obtain consents from any third party.

     (d) The Products and their distribution shall not violate the copyright, trademark, unfair competition, libel, privacy, publicity, or other right of any third party including any rights dealing with the import or export of Products.

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     (e) Label has not sold, assigned, transferred,  leased, conveyed or granted a security interest in, or otherwise disposed of, and will not sell, assign, transfer, lease, convey or grant a security interest in and to the Products covered by this Agreement, or any of them, adverse to or derogatory of the material rights granted to Distributor herein and Label has not authorized and will not authorize any other person or entity to distribute and sell Products in the Territory in contravention of Distributor's exclusive rights hereunder.

     (f) There are no advances or other outstanding obligations to independent distributors or others with respect to the distribution of Products.

     Distributor's Warranty.

     Distributor warrants and represents that:

     (a) Distributor will not remove or alter any of Label's trademarks or trade names ("Marks") appearing on Label's Products, the packaging thereof and/or any advertising or other promotion materials supplied by Label in connection therewith. Distributor will at all times use best reasonable efforts to properly identify Label's Marks whether in association with Label and/or Label's Products.

     (b) Subject to Section 11.3 herein, Distributor will promptly notify Label of any claim of which Distributor becomes aware involving any of Label's warranties, representations, indemnifications or rights hereunder.

     (c) Distributor will maintain suitable offices, warehousing facilities and staff for its performance of its duties hereunder. Distributor will conduct business in its own name and will pay all of its own costs and expenses.

     (d) Distributor acknowledges and agrees that all right, title and interest, including without limitation, all copyrights and trademarks, in and to the Product (and the packaging thereof and all associated Marks) and all advertising, promotion and publicity materials supplied by Label in connection therewith shall remain the exclusive property of Label. Distributor agrees to promptly notify Label if Distributor becomes aware of unauthorized distribution or sale of the Product.

     (e) Distributor will promptly pay Label according to the payment provisions of this Agreement.

     (f)  Distributor  will use best  reasonable  efforts to keep the  consigned
Product  safely  stored  in  its   warehousing   facilities,   or  that  of  its
subdistributors,  and will

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not remove  same  without  Label's  written  consent,except upon their sale or return, as provided in this Agreement.

     8. INSURANCE

     8.1 Distributor's Insurance. With respect to the Product, Distributor shall secure and maintain during the Term an insurance policy or policies protecting the Distributor against loss for fire, theft or property damage, and Label shall be named as an additional insured with respect to same. Upon Label's request, Label will be provided with a fully paid certificate evidencing the foregoing.

     8.2 Label's Insurance. Label will maintain in effect during the term of this Agreement a broad form of vendor's liability insurance (including coverage against copyright, trademark or other intellectual property infringement) with limits for not less than [PLEASE PROVIDE]. Label will furnish Distributor with certificates evidencing such insurance. Label will also at all times maintain sufficient insurance to cover the risk of loss of all shipments of Products to Distributor.

     9. REPORTS AND RECORDS

     9.1 Reports. Within thirty (30) days of the expiration of each fiscal month of Distributor during the Term, Distributor agrees to furnish Label with a detailed sales statement with respect to such month. At Label's request, Distributor agrees to work with Label so that Label will have regular access to sales, inventory, and returns information.

     9.2 Records. Distributor agrees to maintain copies of all documentation relating to its purchase, distribution and sale of Products under this Agreement. Distributor shall permit Label to have access to such documentation at Distributor's place of business where Distributor keeps the books and records to be examined, and during ordinary business hours, provided Label gives Distributor reasonable prior written notice specifying the documentation to be examined. Label may make such an examination of the requested documentation only twice and only within one year following the close of each taxable year of Distributor for each year of the Term of this Agreement. Each statement shall be deemed conclusive and binding two years following the date it is rendered. Such examination shall be conducted by a certified public accountant or attorney on behalf of Label and shall be at Label's sole cost and expense.

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     10. ARTWORK, PACKAGING, AND OTHER INTELLECTUAL PROPERTY RIGHTS

     10.1 Acknowledgment of Rights. Label represents and warrants that it is the owner of all right, title and interest in and to the names, designs, artwork, packaging, and advertising associated with its Products, including all performances and artistic, musical material embodied in the Products, and the trademarks and logos used in connection therewith, together with any new or revised names, designs, artwork, packaging, and advertising which Label may adopt to identify it or any Product during the Term (collectively "Materials").

     10.2 License to Use Materials. Label hereby grants to Distributor a license during the Term to reproduce, publicly perform, distribute, and, subject to any reasonable restrictions set forth by Label, to use the Materials and the names, likenesses, and biographical material contained thereon throughout the Territory in connection with the distribution and sale of Products hereunder.

     10.3 Intellectual Property Claims. In the event that any claim or suit is brought against Distributor (or its customers) alleging infringement of any intellectual property right, and Distributor is prohibited from exercising its rights granted by Label under this Agreement either pursuant to an injunction, or if in Distributor's good faith and reasonable opinion the Products are likely to become the subject of a claim of infringement, Label will, in addition to defending any claim brought against and indemnifying Distributor (or its customers) pursuant to Section 11, at the request of Distributor, either procure for Distributor the right to continue using the Products or modify them so they become non-infringing or grant Distributor a credit for such Products and accept their return, at Label's sole cost and expense, without prejudice to any other rights which Distributor may have against Label.

     11. RIGHTS AND OBLIGATIONS OF THE PARTIES

     11.1 Indemnification. Each party hereto (the "Indemnifying Party") shall indemnify and hold the other and its respective owners, subsidiaries and affiliates, licensees, customers and persons serving as officers, directors, shareholders, partners or employees thereof (individually and collectively the "Indemnified Party") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and expenses) of any kind or nature whatsoever (whether or not arising out of third party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Agreement) which may be sustained or suffered by any of them

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arising out of or representations,  warranties, or covenants of the Indemnifying
Party under thisAgreement, intentional or otherwise, or in any certificate or exhibit delivered pursuant hereto, or from any claim which is inconsistent with such representations, warranties or covenants.

     Satisfaction of Indemnification Obligations. In order to satisfy the indemnification obligations pursuant to Section 11.1 above, the Indemnified Party shall have the right (in addition to collecting directly from the Indemnifying Party) to set off its indemnification claims against the same's obligation to make payment under this Agreement. Notwithstanding the foregoing, the Indemnifying Party shall have the right (in lieu of any set- off) to deliver to the Indemnified Party an indemnity or surety bond, in form reasonably satisfactory to the Indemnified Party, which shall cover the amount of the indemnification obligation and estimated legal costs.

     11.3 Notice; Defense of Claims. Promptly after receipt by the Indemnified Party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the Indemnified Party shall give notice thereof in writing to the Indemnifying Party, but the omission to so notify the Indemnifying Party promptly will not relieve the Indemnifying Party from any liability. If, within twenty (20) days after receiving such notice, the Indemnifying Party gives written notice to the Indemnified Party stating that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the Indemnifying Party (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld), but the Indemnified Party shall have the right to compromise, settle or make payment on such claim, liability or expense in the exercise of reasonable business judgment. Notwithstanding anything herein stated, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense, directly or through counsel, provided, however, that if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the Indemnified Party shall be paid by the Indemnifying Party. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnified Party may, at the expense of the Indemnifying Party, undertake the defense of such claim, liability or expense (with counsel selected by the Indemnified Party). If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party, then the Indemnified Party shall make available all information and assistance that the Indemnifying Party may

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reasonably  request at the  Indemnifying  Party's  expense  and shall cooperate with the Indemnifying Party in such defense.

     12. RELATIONSHIP OF PARTIES

     Independent Contractor Status. Nothing contained in this Agreement shall be construed to constitute either party as a partner, employee or agent of the other, nor shall either party hold itself out as such. Neither party has the right or authority to incur, assume or create, in writing or otherwise, any warranty, liability or other obligation of any kind, express or implied, in the name of or on behalf of the other, it being intended by both Distributor and Label that each shall remain an independent contractor responsible for its own actions.

     13. ASSIGNMENT

     Assignment. Except to Distribution North America, Inc. and/or Valley Record Distributors or by way of merger or reorganization or as part of the sale or acquisition of all or substantially all of its assets, Distributor may not assign, transfer, or license its rights hereunder without the prior written consent of Label. Label may not assign, transfer, or license its rights hereunder without the prior written consent of Distributor, unless it is to a party obtaining all, or substantially all of Label's assets, or as part of a merger or reorganization.

     14. TERM OF AGREEMENT

     Term. This Agreement shall remain in effect for a period of two (2) years after the Effective Date (the "Term"), and shall be automatically renewed for consecutive additional one (1) year terms provided that neither party gives written notice to the other at least ninety (90) days prior to the expiration date of the applicable term of its intention to discontinue the arrangement.

     15. TERMINATION

     15.1 Events of Termination. Either party may terminate this Agreement as follows:

     (a) Bankruptcy, Etc. Immediately upon written notice to the other party in the event that proceedings in bankruptcy or insolvency are instituted by or against the other party, or a receiver is appointed, or if any substantial part of the assets of the other party is the subject of attachment, sequestration or other type of comparable proceedings, and such proceeding is not vacated or terminated within thirty (30) days after its commencement or institution.

     (b) Default. If one party commits a material breach of any of the terms or provisions of this Agreement and does

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not cure such breach within thirty (30) days after  receipt of written  notice given by the other party (except that repeated material breaches of the same nature will not be considered curable hereunder).

     15.2 Rights upon Termination. Upon termination of this Agreement, by expiration of th Term or otherwise, all further rights and obligations of the parties shall cease, except that the parties shall not be relieved of (i) their respective obligations to pay any monies due or which become due as of or subsequent to the date of termination, and (ii) any other respective obligations under this Agreement which specifically survive or are to be performed after the date of termination. Sections 4.4, 6, 7, 8, 9, 10, 11, 12, 15.3, and 16 shall survive termination or expiration of this Agreement for any reason. Upon termination of this Agreement, Distributor shall have the right to have delivered Products then on order on an irrevocable letter of credit, C.O.D. or cash-in-advance basis as selected by Label in its sole discretion.

     15.3 Returns. On or after the date of termination or expiration of this Agreement for a period of one hundred fifty (150) days, Label will accept returns of Product in the hands of customers of Distributor at prices equal to the prices paid by such customers, or contractually obligate the successor distributor of Distributor to accept returns of such Product in the hands of customers of Distributor at the prices paid by such customers, and will indemnify and hold Distributor harmless from any claims by customers of Distributor based upon such customer's return privilege.

     16. MISCELLANEOUS

     16.1 Force Majeure. If the performance of any obligation under this Agreement is prevented, restricted or interfered with by reason of war, revolution, civil commotion, acts of public enemies, blockade, embargo, strikes, any law, order, proclamation, regulation, ordinance, demand, or requirement having a legal effect of any government or any judicial authority or representative of any such government, or any other act whatsoever, whether similar or dissimilar to those referred to in this Section 16.1, which is beyond the reasonable control of the party affected, then the party so affected shall, upon giving prior written notice to the other party, be excused from such performance to the extent of such prevention, restriction, or interference, provided that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed.

     16.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all previous negotiations, agreements and commitments with respect

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

thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the parties hereto.

     16.3 Applicable Law. This Agreement has been entered into in the Commonwealth of Massachusetts, and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts applicable to contracts entered into and performed entirely within the Commonwealth of Massachusetts. Any disputes regarding this Agreement shall be submitted to the American Arbitration Association in Boston, Massachusetts for arbitration under the rules of the American Arbitration Association and any such arbitration decision shall be a binding and final determination of the dispute(s) and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the parties.

     16.4 Partial Illegality. If any provision of this Agreement or the application thereof to any party or circumstances shall be declared void, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law. In such event, the parties shall use their best efforts to replace the invalid or unenforceable provision by a provision that, to the extent permitted by the applicable law, achieves the purpose intended under the invalid or unenforceable provision. Any deviation by either party from the terms and provisions of this Agreement in order to comply with applicable laws, rules or regulations shall not be considered a breach of this Agreement.

     16.5 Waiver of Compliance. Any failure by any party hereto to enforce at any time any term or condition under this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement.

     16.6 Obligations. The rights and obligations of each party shall inure to its respective successors, heirs, administrators, and assigns (subject to Section 13 above).

     16.7 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective parties at the following addresses, or to such other addresses as may be designated by the parties in writing from time to time in accordance with this Section 16.7, by registered or certified mail, postage prepaid, or by express courier service, service fee prepaid, or by telefax with a hard copy to follow via certified mail or express courier service in accordance with this Section 16.7.

X = CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     To Distributor at:            Distribution North America
                                   One Camp Street
                                   Cambridge, Massachusetts 02140
                                   Attention: Duncan Browne


     With  copy  to:               Distribution  North  America
                                   One Camp  Street
                                   Cambridge, Massachusetts 02140
                                   Attention: John A. Virant, Esq.

     To Label at:                  Veritas Music Entertainment, Inc.
                                   209 10th Avenue South, Suite 500
                                   Nashville, Tennessee 37203
                                   Attention: Roy Wunsch &
                                              Wayne Halper

      With copy to:                John T. Frankenheimer, Esq.
                                   Loeb and Loeb, LLP
                                   10100 Santa Monica Boulevard
                                   Los Angeles, California 90067

     All notices  shall be deemed  received  (i) if given by hand,  immediately,
(ii) if given by certified mail, three (3) business days after posting, (iii) if given by express courier service, the next business day in the jurisdiction of the recipient, or (iv) if given by telefax, upon acknowledgment of receipt by the recipient via return telefax.

     16.8 Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     16.9 Counterparts. This Agreement together with the exhibits attached hereto may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     16.10 Preparation of Agreement. This Agreement has been negotiated by Label and Distributor and, therefore, is to be construed simply and fairly and not strictly for or against any of the parties.

X = CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

VERITAS MUSIC ENTERTAINMENT, INC.

By: _____________________________

Title: __________________________


DISTRIBUTION NORTH AMERICA

By: _____________________________

Title: __________________________



X = CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT A

                                 PRICE SCHEDULE

XXXXXXXXXXXXXXXX full-length analog tape cassette
XXXXXXXXXXXXXXXX full-length compact disc



X = CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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